Exhibit 10.51

____________________________________________________

____________________________________________________

GUARANTEE AND COLLATERAL AGREEMENT

dated as of June 13, 2011

among

MILLER ENERGY RESOURCES, INC.

and

THE OTHER PARTIES HERETO,

as Grantors,

and

GUGGENHEIM CORPORATE FUNDING, LLC

as Administrative Agent

____________________________________________________

____________________________________________________

TABLE OF CONTENTS

Section 1	Definitions	1
Section 2	Guarantee	5
2.1	Guarantee	5
2.2	Right of Contribution	6
2.3	No Subrogation	7
2.4	Guarantee Absolute and Unconditional	7
2.5	Waivers and Acknowledgments	9
2.6	Reinstatement	9
2.7	Payments	10
2.8	Subordination	10
Section 3	Grant of Security Interest	10
Section 4	Representations and Warranties	10
4.1	Title; No Other Liens	10
4.2	Perfected First Priority Liens	10
4.3	Grantor Information	11
4.4	Collateral Locations	11
4.5	Certain Property	11
4.6	Investment Property	12
4.7	Receivables	12
4.8	Intellectual Property	13
4.9	Securities Accounts, Commodities Accounts and Deposit Accounts	13
4.10	Letters of Credit	14
Section 5	Covenants	14
5.1	Delivery and Control of Instruments, Investment Property, Certificated Securities, Letter-of-Credit Rights and Chattel Paper	14
5.2	Maintenance of Perfected Security Interest; Further Documentation	15
5.3	Changes in Locations; Name; Jurisdiction of Incorporation; Etc	16
5.4	Notices	17
5.5	Investment Property	17
5.6	Receivables	18
5.7	Intellectual Property	18

i

5.8	Equipment	20
5.9	Commercial Tort Claims	21
Section 6	Remedial Provisions	21
6.1	Certain Matters Relating to Receivables	21
6.2	Communications with Obligors; Grantors Remain Liable	22
6.3	Investment Property	22
6.4	Proceeds to be Turned Over To the Administrative Agent	23
6.5	Application of Proceeds	23
6.6	Code and Other Remedies	24
6.7	Registration Rights	24
6.8	Waiver; Deficiency	25
Section 7	Administrative Agent	25
7.1	Agent's Appointment as Attorney-in-Fact, etc	26
7.2	Duty of the Administrative Agent	27
7.3	Photocopy of this Agreement	28
7.4	Authority of the Administrative Agent	28
Section 8	Miscellaneous	28
8.1	Amendments in Writing	28
8.2	Notices	28
8.3	Security Interest Absolute	28
8.4	Survival of Agreement	28
8.5	No Waiver by Course of Conduct; Cumulative Remedies	29
8.6	EXPENSES AND INDEMNIFICATION	29
8.7	Successors and Assigns	30
8.8	Set-Off	30
8.9	Counterparts	31
8.10	Severability	31
8.11	Headings	31
8.12	Governing Law	31
8.13	Submission To Jurisdiction	31
8.14	Acknowledgements	31
8.15	Additional Grantors	32
8.16	Releases	32

8.17	Reinstatement	33
8.18	WAIVER OF JURY TRIAL	33
8.19	WAIVER OF CONSEQUENTIAL DAMAGES; ETC	33
8.20	INTEGRATION	33

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Filings and Perfection
Schedule 3	Grantor Information
Schedule 4	Collateral Locations; Collateral in Possession
of Lessor, Bailee, Consignee or Warehouseman
Schedule 5	Vessels, Aircraft, Vehicles and Other Equipment
Subject to Certificate of Title Statutes
Schedule 6	Intellectual Property
Schedule 7	Securities Accounts, Commodity Accounts and Deposit Accounts
Schedule 8	Commercial Tort Claims
Schedule 9	Letters of Credit
Schedule 10	Drilling Rigs

ANNEX

Annex I	Form of Joinder to Guarantee and Collateral Agreement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 13, 2011, made by MILLER ENERGY RESOURCES, INC., a Tennessee corporation (the “Borrower”) and each Subsidiary of the Borrower signatory hereto (together with Borrower and any other Person that becomes a party hereto as provided herein, each, a “Grantor” and collectively, the “Grantors”), in favor of Guggenheim Corporate Funding, LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS

A.        Borrower has entered into a Loan Agreement dated as of June 13, 2011 with certain lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (said Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Loan Agreement”);

B.        Pursuant to the Loan Agreement, the Lenders have severally agreed to make certain term loans to the Borrower upon the terms and subject to the conditions set forth therein;

C.        Each Grantor (other than the Borrower) is a direct or indirect Subsidiary of the Borrower;

D.        The proceeds of the Loans under the Loan Agreement may be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

E.        The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loans under the Loan Agreement; and

F.        It is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

Section 1         Definitions.

1.1      Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement, and the following terms are used herein as defined in the UCC:  Accounts, As-extracted collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel

Paper, Equipment, Farm Products, Fixtures, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

1.2       When used herein the following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alaska Receivable” means any right of any Grantor to receive payment from the State of Alaska pursuant to Alaska Statute §43.20.043.

“Assigned Agreements” means each of the Material Contracts as defined in the Loan Agreement.

“Borrower” has the meaning set forth in the preamble hereto.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor's Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment (including, without limitation, the Platform Rig and the other drilling rigs set forth on Schedule 10), Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance-Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Supporting Obligations, Identified Claims and money, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing and (d) all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that the Collateral shall not include the Excluded Property.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 6, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 6, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Excluded Issuer” means each of (a) Miller Energy Income 2009-A, LP, a Delaware limited partnership, (b) Pellissippi Pointe, L.L.C., a Tennesee limited liability company and (c)

Pellissippi Pointe II, LLC, a Tennessee limited liability company.

“Excluded Property” means, with respect to any Grantor, (a) “intent-to-use” Trademarks until such time as such Grantor begins to use such Trademarks, (b) any item of General Intangibles that is now or hereafter held by such Grantor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any of its Affiliates) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), (c) the Stock of any Excluded Issuer that is now owned or hereafter acquired by such Grantor, and (d) so long as the Miller 2009 Loan Documents are in effect, any portion of the Miller 2009 Collateral that is now owned or hereafter acquired by such Grantor; provided, however, that (x) Excluded Property shall not include any Proceeds of any item of General Intangibles, and (y) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9–102 of the UCC and, in any event, including with respect to any Grantor, all contracts (including all Assigned Agreements and Hedging Agreements), agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive monies due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Grantor” and “Grantors” has the meaning set forth in the preamble hereto.

“Guarantors” means the collective reference to Borrower (with respect to Secured Obligations of the other Grantors) and each other Grantor.

“Identified Claims” means the Commercial Tort Claims described on Schedule 8 as such schedule may be supplemented from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC (other than the Stock of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property (other than, for the avoidance of doubt, any Excluded Issuer).

“Lenders” has the meaning set forth in the Recitals hereto.

“Loan Agreement” has the meaning set forth in the Recitals hereto.

“Material Intellectual Property” means (a) any Intellectual Property registered, issued or subject to an application for registration or issuance with the United States Patent and Trademark Office or the United States Copyright Office or is registered, issued or subject to an application for registration or issuance in any similar office or agency within or outside the United States, and (b) any unregistered Intellectual Property that is material to the use and operation of any of the Collateral or the business, prospects, operations, results of operations or condition (financial or otherwise) of any Grantor.

“Paid in Full” means the payment in full in cash of all Secured Obligations and the termination or expiration of all Commitments.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 6.

“Pledged Equity” means the Stock listed on Schedule 1, together with any other Stock, certificates, options or rights of any nature whatsoever in respect of the Stock of any Person that may be issued or granted to, or held by, any Grantor; provided that in no event shall more than 65% of the voting Stock of any Foreign Subsidiary constitute Pledged Equity.

“Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than (a) promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) any individual promissory note which is less than $100,000 in principal amount, up to an aggregate of $250,000 for all such promissory notes excluded under this clause (b)).

“Proceeds” means all “proceeds” as such term is defined in Section 9–102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all rights of the Grantors, if any, in any goods or other property giving rise to such right to payment and all supporting obligations related thereto.

“Secured Obligations” means all Obligations as defined in the Loan Agreement.

“Secured Party” means the Administrative Agent, any Lender and any other holder of Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 6, and (b) the right to obtain all renewals thereof.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 6.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Section 2          Guarantee.

2.1       Guarantee.

(a)        Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations (including, without limitation, any and all extensions, modifications, substitutions, increases, restructurings, amendments, restatements, and/or renewals of any or all of the Secured Obligations).  Each Guarantor is and shall be liable hereunder as a primary obligor and not as a surety.

(b)       Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)       Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)       The guarantee contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e)        No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

(f)        If acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of such Loan Document shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Administrative Agent.

2.2       Right of Contribution.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Agreement.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Agreement that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantors’ Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amount with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors in respect of the Secured Obligations.  “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Agreement that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Agreement (including pursuant to this Section 2.2) minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from all other Contributing Guarantors as contributions under this Section 2.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent or any other Secured Party, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.  This Section 2.2 is for the benefit of the Administrative Agent, the other Secured Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

2.3       No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full.  If any amount shall be paid to any Guarantor on account of such subrogation, contribution, indemnification or reimbursement rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in a manner that is consistent with the terms of the Loan Agreement.

2.4       Guarantee Absolute and Unconditional.  Each Guarantor guarantees that the Secured Obligations will be paid and performed strictly in accordance with their respective terms.  Each Guarantor agrees that its guarantee hereunder constitutes a guaranty of payment and performance when due and not of collection, and waives any right to require that any resort be made by the Administrative Agent or the Secured Parties to any of the Collateral, any other Person or any other security.  The obligations of each Guarantor under or in respect of this guarantee are independent of the Secured Obligations of any other Guarantor or any obligations of any other Person, and a separate action or actions may be brought and prosecuted against each

Guarantor to enforce its guarantee hereunder, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions.  The liability of each Guarantor under its guarantee hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby unconditionally and irrevocably waives any and all defenses and counterclaims it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)        any lack of validity or enforceability of any of the Secured Obligations, any Loan Document or any agreement, document or instrument relating thereto;

(b)        any extension or change in the time, manner or place of payment of, or in any other term or provision of, all or any of the Secured Obligations, or any other amendment, modification or waiver of or any consent to departure from any Loan Document or any other agreement, document or instrument evidencing, securing or otherwise relating to any of the Secured Obligations, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c)        any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Secured Obligations;

(d)        the existence of any claim, set-off, recoupment, defense or other right that any other Guarantor, the Borrower or any other Person may have against any Person, including, without limitation, any Secured Party;

(e)        any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of any Loan Party or any of its Subsidiaries;

(f)        any change, restructuring or termination of the corporate or other organizational structure, ownership or existence of any Loan Party or any of its Subsidiaries;

(g)        any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Person liable for any of the Secured Obligations, or their assets or any resulting release or discharge of any obligation of any Loan Party, or any other guarantor of or other Person liable for any of the Secured Obligations;

(h)        any failure of any Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any other Loan Party now or hereafter known to such Secured Party;

(i)         the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement, or the release or reduction of liability of any Guarantor or other guarantor, surety or obligor with respect to the Secured Obligations or any part thereof; or

(j)        any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the Secured Obligations being Paid in Full).

2.5       Waivers and Acknowledgments.

(a)        Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, notice of default, notice of acceleration, notice of intent to accelerate, protest or dishonor, notice of the existence or creation of any or all of the Secured Obligations, and any other notice with respect to any of the Secured Obligations and the guarantee contained in this Section 2 and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Guarantor, any other Person, any Collateral, or any other security.

(b)        Each Guarantor hereby unconditionally and irrevocably waives any right to revoke its guarantee hereunder and acknowledges that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether existing now or in the future.

(c)        Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any other Guarantor, any other guarantor or any other Person or any Collateral or other security and (ii) any defense based on any right of set-off, recoupment, or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)        Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its respective Subsidiaries now or hereafter known by such Secured Party.

(e)        Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that its guarantee hereunder and its other agreements herein are knowingly made in contemplation of such benefits.

2.6       Reinstatement.  The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7       Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, without set-off or counterclaim, in Dollars to the Administrative Agent Account.

2.8       Subordination.  Without limiting the rights of the Administrative Agent and the other Secured Parties under any other agreement, any liabilities owed by any Guarantor to any other Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of any other Guarantor, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Secured Obligations, and such liabilities of the Guarantors to any other Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Secured Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

Section 3         Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien on all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.  Without limiting the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 4         Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make the Loans to the Borrower thereunder, each Grantor jointly and severally hereby represents and warrants to the Administrative Agent and each Lender that:

4.1       Title; No Other Liens.  Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Administrative Agent.

4.2       Perfected First Priority Liens.

(a)       This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Collateral described herein and Proceeds thereof, and (i) when UCC-1 financing statements are filed in the offices specified in Schedule 2 naming the Grantors as debtor and covering the Collateral described therein, (ii) upon the taking of possession or control by the Administrative Agent of the Collateral described herein with respect to which a security interest may be perfected only by possession or control, and (iii) when security agreement(s) are filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office with respect to any Material Intellectual Property, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Grantors in the Collateral (other than fixtures, vehicles and aircraft) and the Proceeds thereof, as security for the Secured Obligations.

(b)       Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.1 to:  (i) establish the Administrative Agent's “control” (within the meanings of Sections 8–106 and 9–106 of the UCC) over any portion of the Investment Property of such Grantor constituting certificated securities, uncertificated securities, securities accounts, security entitlements, or commodity accounts or commodity contracts, and (ii) establish the Administrative Agent's “control” (within the meaning of Section 9.104 of the UCC) over all Deposit Accounts of such Grantor to the extent required pursuant to Section 6.17 of the Loan Agreement.

4.3       Grantor Information.

(a)        On the date hereof, Schedule 3 sets forth (a) each Grantor's jurisdiction of organization and type of organization, (b) the location of each Grantor's chief executive office or sole place of business, (c) each Grantor's exact legal name as it appears on its Governing Documents, (d) each Grantor's federal employer identification number, and (e) each Grantor's organizational identification number.

(b)        Such Grantor's exact legal name is set forth on Schedule 3 and such Grantor has not conducted business in the last five (5) years, and does not conduct business, under any other name (including any trade-name or fictitious business name) except for those names listed on Schedule 3.

(c)        Except as provided in Schedule 3, such Grantor has not changed its name, jurisdiction of organization, organizational identification number, type of organization, federal employer identification number, chief executive office or sole place of business or its organizational structure in any way (e.g., by merger, consolidation, change in organizational form or otherwise) within the past five (5) years.

(d)        Such Grantor has not within the last five (5) years become bound (whether by merger or otherwise) as a debtor under a security agreement entered into by another Person, which has not been terminated other than security agreements identified on Schedule 3.

4.4        Collateral Locations.  Schedule 4 sets forth (a) the chief executive office of each Grantor, (b) all locations where all Inventory and the Equipment owned by each Grantor is kept, except with respect to Inventory and Equipment (i) deployed in the field and being utilized by the Grantors in the ordinary course of business, (ii) in transit, (iii) out for repair or refurbishment, (iv) with a fair market value of less than $25,000 which may be located at other locations within the United States or (v) in the case of Inventory consisting of As-extracted collateral, stored adjacent to wells operated by such Grantor, and (c) whether each such Collateral location and place of business (including each Grantor's chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor).  No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5        Certain Property.  None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) except as set forth on Schedule

5, vessels, aircraft, vehicles or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction.

4.6        Investment Property.

(a)        The Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding Stock of each Issuer owned by such Grantor or, in the case of any Foreign Subsidiary, 65% of all voting Stock of such Foreign Subsidiary.

(b)        All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c)        Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, and to such Grantor’s knowledge, each of the other Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, in each case, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d)        Schedule 1 lists all Investment Property owned by each Grantor.  Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and, in the case of Investment Property which does not constitute Pledged Equity or Pledged Notes, for Permitted Liens, and there are no outstanding preemptive rights, warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Investment Property pledged hereunder.

(e)        Without limiting the generality of Section 4.6(d), no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Administrative Agent hereunder in any Pledged Equity or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

4.7       Receivables.

(a)        Each Receivable (other than the Alaska Receivable and any Receivable having a value less than $50,000) (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, (ii) is and will be enforceable in accordance with its terms, (iii) is and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to disputes, refunds, returns, discounts and allowances in the ordinary course of business)

(b)        Each Receivable is and will be in compliance with all Legal Requirements.

(c)        No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (if required by Section 5.1).

(d)        No obligor on any Receivable (other than the Alaska Receivable) having a value in excess of $50,000, either individually or in the aggregate, is a Governmental Authority.

(e)        The amounts represented by such Grantor to the Administrative Agent and the other Secured Parties from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will be accurate as of the date or dates such representations are made.

4.8       Intellectual Property.

(a)        Schedule 6 lists all Material Intellectual Property owned by each Grantor in its own name on the date hereof.

(b)        All Material Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor's knowledge, does not infringe the intellectual property rights of any other Person.

(c)        Except as set forth in Schedule 6, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)        No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor's rights in, any Material Intellectual Property owned by any Grantor.

(e)        No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of any Material Intellectual Property or any Grantor's ownership interest therein, or (ii) which, if adversely determined, would adversely affect the value of any Material Intellectual Property.

(f)        Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Change.

4.9       Securities Accounts, Commodities Accounts and Deposit Accounts.

(a)        Schedule 7 sets forth under the heading “Securities Accounts” and “Commodities Accounts”, respectively, all of the securities accounts and commodities accounts in which each Grantor has an interest.  Each Grantor is the sole entitlement holder of each such securities account and commodity account, and such Grantor has not consented, to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8.106 and 9.106 of the UCC) over, or any other interest in or claim against, any such securities account or commodity account or securities or other property credited thereto.

(b)       Schedule 7 sets forth under the headings “Deposit Accounts” all of the Deposit Accounts  in which each Grantor has an interest.  Each Grantor is the sole account holder of each such deposit account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9.104 of the UCC) over, or any other interest in or claim against, any such Deposit Account or any money or other property deposited therein.

4.10     Letters of Credit.  Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule 9.

Section 5          Covenants.

Each Grantor covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1       Delivery and Control of Instruments, Investment Property, Certificated Securities, Letter-of-Credit Rights and Chattel Paper.

(a)        If any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper (in the case of Instruments and Chattel Paper exceeding $100,000 in value on an individual basis or $250,000 in the aggregate for all such Instruments and Chattel Paper), such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Administrative Agent to have control thereof within the meaning set forth in Section 9–105 of the UCC.

(b)        If any of the Collateral is or shall become evidenced or represented by an uncertificated security, such Grantor shall immediately cause (or in the case of an Issuer that is not a Subsidiary of the Borrower, use commercially reasonable efforts acting in good faith to cause) the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such uncertificated security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

(c)        With respect to any Investment Property of such Grantor consisting of a securities account or security entitlement, such Grantor shall enter into, and shall cause the securities intermediary maintaining such securities account or security entitlement to enter into, a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent pursuant to which such securities intermediary shall agree to comply with the entitlement orders and other instructions originated by the Administrative Agent without further consent of such Grantor.

(d)        With respect to any Investment Property of such Grantor consisting of a commodity account or commodity contract, such Grantor shall enter into, and shall cause the commodity intermediary maintaining such commodity account or commodity contract to enter into, a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent pursuant to which such commodity intermediary shall agree to comply with the Administrative Agent's instructions to apply any value distributed on account of any commodity contract carried in the commodity account or other directions concerning the commodity account originated by the Administrative Agent, in each case without further consent by such Grantor.

(e)        With respect to each Deposit Account of such Grantor and to the extent required pursuant to Section 6.17 of the Loan Agreement, such Grantor shall enter into, and shall cause the bank maintaining such Deposit Account to enter into, a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent pursuant to which such bank shall agree to comply with instructions originated by the Administrative Agent directing the disposition of funds in such deposit account without further consent by such Grantor.

(f)        With respect to any Letter-of-Credit Rights of such Grantor in which the related letter of credit has a face amount in excess of $250,000, such Grantor shall use commercially reasonable efforts acting in good faith to obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of the related letter of credit to the Administrative Agent in accordance with Section 5–114(c) of the UCC, such consent to be in form and substance satisfactory to the Administrative Agent.

5.2       Maintenance of Perfected Security Interest; Further Documentation.

(a)        Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)        Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and other assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify.

(c)        At any time and from time to time, upon the written request of the Administrative Agent, and at the sole cost and expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, all further instruments and documents and take all further actions as may be necessary or that the Administrative Agent may reasonably request for the purpose of perfecting or protecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) executing and filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper and Letter-of-Credit Rights and any other relevant Collateral, taking any actions reasonably necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto, in each case pursuant to documents in form and substance satisfactory to the Administrative Agent, (iii) using commercially reasonable efforts acting in good faith to obtain waivers from mortgagees, lessors, landlords, warehousemen, and repairmen in form and substance satisfactory to the Administrative Agent, (iv)  if requested by the Administrative Agent, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting the Administrative Agent's security interest has been recorded therein, and (v) if requested by the Administrative Agent, executing and delivering any mortgages or other security agreements covering any aircraft owned by such Grantor.

(d)        Each Grantor authorizes the Administrative Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral (including describing the Collateral as “all assets” of each Grantor, or words of similar effect), and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request.  Any such financing statement, continuation statement, or amendment may be signed (to the extent signature of a Grantor is required under applicable law) by the Administrative Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

(e)        Each Grantor shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of Collateral having a value in excess of $250,000 (in the aggregate for all Grantors), stating that the bailee holds such Collateral for the Administrative Agent and (ii) to otherwise insure the continued perfection and priority of the Administrative Agent's security interest in any of the Collateral and of the preservation of its rights therein.

5.3        Changes in Locations; Name; Jurisdiction of Incorporation; Etc.

(a)        Such Grantor will not, except upon thirty (30) days’ prior written notice to the Administrative Agent and taking all action required by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)        change its name, organizational identification number, federal taxpayer identification number, or the location of its chief executive office or sole place of business from that referred to in Schedule 3; or

(ii)       change its type of organization or jurisdiction of organization.

(b)        Such Grantor will not, except upon prior written notice to the Administrative Agent, permit any of the Inventory or Equipment (other than Inventory or Equipment (i) deployed in the field and being utilized by the Grantors in the ordinary course of business, (ii) in transit, (iii) out for repair or refurbishment, (iv) with a fair market value of less than $25,000 or (v) in the case of Inventory consisting of As-extracted collateral, stored adjacent to wells operated by such Grantor) to be kept at a location other than those listed on Schedule 4 or otherwise identified to the Administrative Agent in writing.

5.4        Notices.  Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)        any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)        the occurrence of any other event which could reasonably be expected to have a Material Adverse Change.

5.5        Investment Property.

(a)         If such Grantor shall become entitled to receive or shall receive any certificate, warrant, option or rights in respect of the Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same (or document evidencing the same) forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations.  Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held, at the Administrative Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5, and (ii) in case any distribution of capital shall be made on or in respect of any Investment Property or any property shall be distributed upon or with respect to any Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held, at the Administrative Agent's option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5.  Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of any Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b)        Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Stock of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof except pursuant to a transaction which is permitted by the Loan Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) except to the extent permitted by the Loan Agreement, enter into any agreement or undertaking restricting the right or ability of such

Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)        In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Investment Property to the Administrative Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Investment Property.

(d)        Without the prior written consent of the Administrative Agent, such Grantor shall not vote to enable, consent to or take any other action to: (i) amend, terminate or waive any default under or breach of any terms of any Governing Document in any way that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest hereunder, or (ii) cause or, to the fullest extent possible, permit any Issuer of any Pledged Equity that is not securities (for purposes of Article 8 of the UCC) on the date hereof (or, if such Pledged Equity is owned or acquired by such Grantor after the date hereof, then on such date of acquisition) to elect or otherwise take any action that would cause such Pledged Equity to be treated as securities for purposes of Article 8 of the UCC.

5.6       Receivables.

(a)        Other than in the ordinary course of business or with respect to Receivables in amounts which are not material to the business of the Grantors, taken as a whole, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)        Such Grantor shall keep and maintain at its own cost and expense satisfactory and substantially complete records of the Receivables, including, but not limited to, substantially complete records of all payments received and all credits granted on the Receivables.

5.7       Intellectual Property.

(a)        Such Grantor (either itself or through licensees) will (i) not adopt or use any mark that is Material Intellectual Property which is confusingly similar or a colorable imitation of any Trademark unless the Administrative Agent, for the ratable benefit of Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any

Trademark that constitutes Material Intellectual Property may become invalidated or impaired in any material respects.

(b)        Such Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any Material Intellectual Property may lapse or become forfeited, abandoned or dedicated to the public, or unenforceable.

(c)        Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of any Copyright that constitutes Material Intellectual Property may become invalidated or otherwise impaired in any material respects.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights that constitute Material Intellectual Property may fall into the public domain.

(d)        Such Grantor (either itself or through licensees) will not use or permit any Intellectual Property to infringe the intellectual property rights of any other Person, except for any infringement that could not reasonably be expected to result in a Material Adverse Change.

(e)        Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, invalid or unenforceable, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor's ownership of, or the validity or enforceability of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

(f)        Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrently with the next delivery of financial statements of the Borrower pursuant to Section 6.1 of the Loan Agreement.  Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)        Such Grantor will take all reasonable and necessary steps to maintain and pursue each application it filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof and to maintain each registration of all Material Intellectual Property owned by it that is currently or later becomes registered Intellectual Property.

(h)        In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual

Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, to the extent, in such Grantor’s reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8       Equipment.

(a)        Such Grantor shall maintain all of its Inventory in good saleable and usable condition.

(b)        Such Grantor will cause the Equipment of such Grantor (other than Equipment having a fair market value of less than $25,000) to be maintained and preserved in good working order and condition, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.

(c)        Except in connection with a disposition permitted under the Loan Agreement, such Grantor shall not deliver any document evidencing any Equipment (other than Equipment constituting Excluded Property) to any Person other than the issuer of such document to claim the goods evidenced thereby or the Administrative Agent.

(d)        If any Equipment (other than Equipment constituting Excluded Property) or Inventory (other than Inventory constituting Excluded Property) having a value in excess of $250,000, either individually or in the aggregate for all such Equipment and Inventory, is in the possession or control of a third party, including, without limitation, any warehouseman, bailee or agent, such Grantor shall immediately notify the Administrative Agent thereof and shall join with the Administrative Agent in promptly notifying the third party of the Administrative Agent's security  interest and using commercially reasonable efforts acting in good faith to obtain a written acknowledgment from the third party that it is holding the Equipment or Inventory for the benefit, and subject to the security interest, of the Administrative Agent.  Such acknowledgment must be reasonably satisfactory in form and substance to the Administrative Agent.

(e)        With respect to any item of Equipment (other than Equipment constituting Excluded Property) that is covered by a certificate of title or ownership under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, such Grantor shall promptly (i) provide to the Administrative Agent information with respect to any such Equipment having a value in excess of $50,000 individually or $250,000 in the aggregate, (ii) upon the request of the Administrative Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on each such certificate of title, and (iii) deliver to the Administrative Agent copies of all such applications or other documents so filed and copies of all such certificates of title issued indicating the security interests created hereunder in the items of Equipment covered thereby.

5.9        Commercial Tort Claims.  If any Grantor shall at any time acquire any Commercial Tort Claim in excess of $500,000, such Grantor shall promptly notify the Administrative Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, such Grantor shall be deemed to thereby grant to the Administrative Agent (and such Grantor hereby grants to the Administrative Agent) a security interest in such Commercial Tort Claim and all proceeds thereof.

Section 6           Remedial Provisions.

6.1        Certain Matters Relating to Receivables.

(a)        At any time and from time to time, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information the Administrative Agent may reasonably require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b)        The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate such authority in accordance with Section 6.17 of the Loan Agreement or at any time after the occurrence and during the continuance of an Event of Default.  If required in accordance with Section 6.17 of the Loan Agreement or at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Day) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collections Account or other collateral account maintained under the sole dominion and control of the Administrative Agent, and if an Event of Default has occurred and is continuing, for application to the Secured Obligations in accordance with Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor.

(c)        At the Administrative Agent’s reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d)        Each Grantor hereby irrevocably authorizes and empowers the Administrative Agent, in the Administrative Agent’s sole discretion, at any time after the occurrence and during the continuance of an Event of Default, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against any Person under or with respect to the Assigned Agreements and to receive and collect any and all damages and other monies resulting therefrom and to apply the same to the Secured Obligations in accordance with Section 6.5.  Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent as its true and lawful attorney in fact for the purpose of enabling the Administrative Agent to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2        Communications with Obligors; Grantors Remain Liable.

(a)        The Administrative Agent in its own name or in the name of others may at any time and from time to time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)        Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default or in accordance with Section 6.17 of the Loan Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of Lenders and that payments in respect thereof shall be made directly to a Collections Account or other collateral account maintained under the sole dominion and control of the Administrative Agent.

(c)        Anything herein to the contrary notwithstanding, each Grantor shall remain liable to the obligor of each Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)        For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3        Investment Property.

(a)        Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Loan Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would result in any violation of any provision of the Loan Agreement, this Agreement or any other Loan Document.

(b)        If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the Stock of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)        Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) subject to such Grantor’s rights under Section 6.3(a), pay any dividends, distributions or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4        Proceeds to be Turned Over To the Administrative Agent.  In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor, and shall, at the written request of the Administrative Agent, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be applied to the Secured Obligations as provided in Section 6.5.

6.5        Application of Proceeds.  At such intervals as may be agreed upon by Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds held in any Collections Account or any collateral account established pursuant hereto or otherwise received by the Administrative Agent to the payment of the Secured Obligations in accordance with the terms of the Loan Agreement.

6.6        Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk.  The Administrative Agent may disclaim any warranties that might arise in connection with any such lease, assignment, grant of option or other disposition of Collateral and has no obligation to provide any warranties at such time.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Such sales may be adjourned and continued from time to time with or without notice.  The Administrative Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as the Administrative Agent deems necessary or advisable.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment of the Secured Obligations in accordance with Section 6.5.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.7        Registration Rights.

(a)        If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)        Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)        Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement.

6.8       Waiver; Deficiency.  To the fullest extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9–626 of the UCC.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the Secured Obligations to be Paid in Full.

Section 7          Administrative Agent.

7.1        Agent's Appointment as Attorney-in-Fact, etc.

(a)        Until the Secured Obligations have been Paid in Full, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)        in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral;

(ii)       in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)      file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Assigned Agreement or with respect to any other Collateral whenever payable;

(iv)       discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(v)        execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(vi)       (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder in accordance with Section 6.17 of the Loan Agreement (or in the case an Event of Default shall have occurred and be continuing, as the Administrative Agent shall direct); (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) exercise any and all rights, powers, privileges and remedies of such Grantor under or with respect to the Assigned Agreements or any other Collateral (including all rights of performance, termination, and enforcement); (10) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem appropriate; and (11) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that, except for the powers granted under Sections 7.1(a)(i)-(ii) and Sections 7.1(a)(vi)(1-3) and (10), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)        If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Loan Document, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)        Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2        Duty of the Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees, advisors, attorneys or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, advisors, attorneys or agents shall be responsible to any Grantor for any act or failure to act hereunder.

7.3        Photocopy of this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4        Authority of the Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and Lenders, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 8           Miscellaneous.

8.1        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 16.1 of the Loan Agreement.

8.2        Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.1 of the Loan Agreement and each such notice, request or demand to or upon any Grantor shall be addressed to such Grantor in care of Borrower at Borrower’s notice address set forth in Section 12.1 of the Loan Agreement.

8.3        Security Interest Absolute.  All rights of the Administrative Agent hereunder, each grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than the Secured Obligations being Paid in Full).

8.4        Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Loan is made under the Loan Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Aggregate Commitment has not expired or terminated.

8.5        No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.6        EXPENSES AND INDEMNIFICATION.

(a)        EACH GRANTOR SHALL UPON DEMAND PAY TO THE ADMINISTRATIVE AGENT THE AMOUNT OF ANY AND ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF COUNSEL AND OF ANY EXPERTS, ADVISORS, AND AGENTS, THAT THE ADMINISTRATIVE AGENT MAY INCUR IN CONNECTION WITH (I) THE ADMINISTRATION OF THIS AGREEMENT, (II) THE CUSTODY, INSPECTION, AUDITING, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (III) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES HEREUNDER OR (IV) THE FAILURE BY ANY GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS OF THIS AGREEMENT.

(b)        EACH GRANTOR SHALL UPON DEMAND PAY TO THE SECURED PARTIES ANY AND ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF COUNSEL AND OF ANY EXPERTS, ADVISORS OR AGENTS, THAT THE SECURED PARTIES MAY INCUR IN CONNECTION WITH THE COLLECTION OR ENFORCEMENT OF THE OBLIGATIONS OR THE EXERCISE OR ENFORCEMENT OF ANY OTHER RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

(c)        EACH GRANTOR AGREES TO PAY, AND SUBJECT TO SECTION 4.2 OF THE LOAN AGREEMENT, TO HOLD EACH OF THE SECURED PARTIES HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY

DELAY IN PAYING, ANY AND ALL STAMP, EXCISE, SALES OR OTHER TAXES (EXCEPT EXCLUDED TAXES) ACTUALLY PAID OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d)        WITHOUT LIMITATION OF ITS INDEMNIFICATION OBLIGATIONS UNDER THE OTHER LOAN DOCUMENTS, EACH GRANTOR AGREES TO INDEMNIFY, DEFEND AND SAVE AND HOLD HARMLESS EACH SECURED PARTY AND EACH OF ITS RELATED PARTIES (EACH, AN “INDEMNITEE”) FROM AND AGAINST, AND SHALL PAY ON DEMAND, ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, PENALTIES, JUDGMENTS, DISBURSEMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF COUNSEL) INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, PENALTY, JUDGMENT, DISBURSEMENT, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM (1) SUCH INDEMNITEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (2) SUCH INDEMNITEE’S BREACH OF ITS OBLIGATIONS HEREUNDER IN BAD FAITH.

(e)        THE AGREEMENTS IN THIS SECTION 8.6 SHALL SURVIVE REPAYMENT OF THE SECURED OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

8.7        Successors and Assigns.  This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

8.8        Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

8.9       Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counter part of this Agreement.

8.10     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11     Headings.  The Article and Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.12     Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

8.13     Submission To Jurisdiction.  Each Grantor hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any United States Federal or New York State Court sitting in New York, New York;

(b)        consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

8.14     Acknowledgements.  Each Grantor hereby acknowledges and agrees that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, and this Agreement shall be construed as if jointly drafted by the parties hereto;

(b)        no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.15     Additional Grantors.  Each Person that is required to become a party to this Agreement pursuant to Section 6.13(b) of the Loan Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex I hereto (or such other form reasonably satisfactory to the Administrative Agent).  The supplemental schedules attached to each joinder agreement shall be incorporated into and become a part of and supplement, respectively, the Schedules hereto, and the Administrative Agent may attach such supplemental schedules to the Schedules hereto; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each joinder agreement.

8.16     Releases.

(a)        At such time as the Loans and the other Secured Obligations shall have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)        If any of the Collateral shall be disposed of by any Grantor in a transaction expressly permitted by the Loan Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of Borrower, any Subsidiary of Borrower shall be released from its obligations hereunder in the event that all the Stock of such Subsidiary shall be disposed of in a transaction expressly permitted by the Loan Agreement.

(c)        Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor's rights under Section 9–509(d)(2) of the UCC.

8.17     Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or any Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.18     WAIVER OF JURY TRIAL.  EACH GRANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.19     WAIVER OF CONSEQUENTIAL DAMAGES; ETC.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, EACH GRANTOR AGREES THAT IT WILL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, ANY LOANS OR THE USE OF THE PROCEEDS THEREOF.  NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH ANY TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.20     INTEGRATION.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE GRANTORS AND THE SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR

REFERRED TO HEREIN.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

MILLER ENERGY RESOURCES, INC.

By: /s/ Scott M. Boruff
Name: Scott M. Boruff

Title:   Chief Executive Officer

MILLER DRILLING, TN LLC

By:      MILLER ENERGY RESOURCES, INC.

Its Sole Member

By: /s/ Scott M. Boruff

Name: Scott M. Boruff

Title:   Chief Executive Officer

MILLER ENERGY SERVICES, LLC

By:      MILLER ENERGY RESOURCES, INC.

Its Sole Manager

By: /s/ Scott M. Boruff

Name: Scott M. Boruff

Title:   Chief Executive Officer

MILLER ENERGY GP, LLC

By:      MILLER ENERGY RESOURCES, INC.

Its Sole Manager

By: /s/ Scott M. Boruff

Name: Scott M. Boruff

Title:   Chief Executive Officer

Signature Page – Guarantee and Collateral Agreement

MILLER RIG & EQUIPMENT, LLC

By:      MILLER ENERGY RESOURCES, INC.

Its Sole Manager

By: /s/ Scott M. Boruff

Name: Scott M. Boruff

Title:   Chief Executive Officer

COOK INLET ENERGY, LLC

By: /s/ David M. Hall

Name: David M. Hall

Title:   Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By: /s/ Douglas G. Melton

Name: Douglas G. Melton

Title:   Vice President and Secretary

EAST TENNESSEE CONSULTANTS II, L.L.C.

By: /s/ Douglas G. Melton

Name: Douglas G. Melton

Title:   Manager and Secretary

Signature Page – Guarantee and Collateral Agreement

GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent

By: /s/ William Hagner

Name: William Hagner

Title:   Senior Managing Director

Signature Page – Guarantee and Collateral Agreement

SCHEDULE 1

INVESTMENT PROPERTY

A.        PLEDGED EQUITY

Grantor	Issuer	Certificate No.	Type of Stock	Ownership Interest / Number of Shares
Miller Energy Resources, Inc.	Cook Inlet Energy, LLC	n/a	Membership interest in LLC	100%
Miller Energy Resources, Inc.	East Tennessee Consultants, Inc.	004	Common Stock	1000 shares 100%
Miller Energy Resources, Inc.	East Tennessee Consultants II, L.L.C.	n/a	Membership interest in LLC	100%
Miller Energy Resources, Inc.	Miller Drilling, TN LLC	n/a	Membership interest in LLC	100%
Miller Energy Resources, Inc.	Miller Energy Services, LLC	n/a	Membership interest in LLC	100%
Miller Energy Resources, Inc.	Miller Energy GP, LLC	n/a	Membership interest in LLC	100%
Miller Energy Resources, Inc.	Miller Rig & Equipment, LLC	n/a	Membership interest in LLC	100%

B.        PLEDGED NOTES

NONE

C.        OTHER INVESTMENT PROPERTY

NONE

Schedule 1

SCHEDULE 2

FILINGS AND OTHER ACTIONS TO PERFECT AGENT’S LIEN

GRANTOR	FILING OFFICE FOR UCC FINANCING STATEMENT(S)
Miller Energy Resources, Inc.	State of Tennessee Secretary of State
Cook Inlet Energy, LLC	Central UCC Office, Department of Natural Resources
East Tennessee Consultants, Inc.	State of Tennessee Secretary of State
East Tennessee Consultants II, L.L.C.	State of Tennessee Secretary of State
Miller Drilling, TN LLC	State of Tennessee Secretary of State
Miller Energy Services, LLC	State of Delaware Secretary of State
Miller Rig & Equipment, LLC	State of Delaware Secretary of State
Miller Energy GP, LLC	State of Delaware Secretary of State

Schedule 2

SCHEDULE 3

GRANTOR INFORMATION

A.      Exact legal name, state of organization, type of organization, location of chief executive office or sole place of business, federal employer identification number and organizational identification number of each Grantor

Full Legal Name:	Miller Energy Resources, Inc.
Type of Organization:	Corporation
State of Organization:	Tennessee
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	3651 Baker Highway Huntsville, TN 37756

Full Legal Name:	Cook Inlet Energy, LLC
Type of Organization:	Limited Liability Company
State of Organization:	Alaska
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	601 W. 5th Avenue Suite 310 Anchorage, AK 99501

Schedule 3

Full Legal Name:	East Tennessee Consultants, Inc.
Type of Organization:	Corporation
State of Organization:	Tennessee
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	9534 Morgan County Highway Sunbright, TN 37872

Full Legal Name:	East Tennessee Consultants II, L.L.C.
Type of Organization:	Limited Liability Company
State of Organization:	Tennessee
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	9534 Morgan County Highway Sunbright, TN 37872

Full Legal Name:	Miller Rig & Equipment, LLC
Type of Organization:	Limited Liability Company
State of Organization:	Delaware
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	3651 Baker Highway Huntsville, TN 37756

Full Legal Name:	Miller Drilling, TN LLC
Type of Organization:	Limited Liability Company
State of Organization:	Tennessee
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	3651 Baker Highway Huntsville, TN 37756

Schedule 3

Full Legal Name:	Miller Energy GP, LLC
Type of Organization:	Limited Liability Company
State of Organization:	Delaware
Federal Tax Identification Number:	[omitted]
Organization Identification Number:	[omitted]
Chief Executive Office/Sole Place of Business:	3651 Baker Highway Huntsville, TN 37756

Full Legal Name:	Miller Energy Services, LLC
Type of Organization:	Limited Liability Company
State of Organization:	Delaware
Federal Tax Identification Number:	26-3638670
Organization Identification Number:	DE 4613258
Chief Executive Office/Sole Place of Business:	3651 Baker Highway Huntsville, TN 37756

B.        Other names (including trade names and fictitious business names) under which each Grantor has conducted business for the past five (5) years:

Until April 12, 2011, Miller Energy Resources, Inc. was named Miller Petroleum, Inc.  Prior to filing for change of its legal name, Miller Petroleum used the name Miller Energy Resources.

C.        Changes in name, jurisdiction of organization, type of organization, organizational identification number, federal employer identification number, chief executive office or sole place of business, or corporate or organizational structure within the past five (5) years:

NAME OF GRANTOR	DATE OF CHANGE	DESCRIPTION OF CHANGE
Miller Energy Resources, Inc.	April 12, 2011	Name changed from Miller Petroleum, Inc. to Miller Energy Resources, Inc.
Cook Inlet Energy, LLC	May 1, 2010	Moved headquarters to current location from 4141 B Street Suite 302, Anchorage, AK 99503
Cook Inlet Energy, LLC	December 10, 2009	Miller Energy Resources, Inc. purchased 100% of the membership interests of Cook Inlet Energy, LLC

Schedule 3

East Tennessee Consultants, Inc.	June 18, 2009	Miller Energy Resources, Inc. purchased 100% of the issued and outstanding shares of East Tennessee Consultants, Inc.
East Tennessee Consultants II, L.L.C.	June 18, 2009	Miller Energy Resources, Inc. purchased 100% of the membership interests of East Tennessee Consultants II, L.L.C.

D.       Security agreements entered into by another Person pursuant to which any Grantor is bound as a debtor within the past five (5) years:

None.

Schedule 3

SCHEDULE 4

A.        COLLATERAL LOCATIONS

GRANTOR	COLLATERAL	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LESSOR (IF LEASED)
Miller Energy Resources, Inc. Miller Drilling, TN LLC Miller Energy Services, LLC Miller Rig & Equipment, LLC Miller Energy GP, LLC	Equipment Documents Inventory	3651 Baker Highway Huntsville, TN 37756	Owned
Miller Energy Resources, Inc.	Equipment Instruments Documents	9051 Executive Park Drive Suite 103 Knoxville, TN 37923	Lessor: Lyle Cooper
Miller Energy Resources, Inc.	Equipment	670 Chicken Brussel Road Robbins, TN 37852	Owned
Cook Inlet Energy, LLC	Equipment	601 W. 5th Avenue Suite 310 Anchorage, AK 99501	Lessor: Peach Investments LLC
Cook Inlet Energy, LLC	Equipment Inventory	Redoubt Shoal Properties (underlying Kustatan facility and other Alaska assets)	Owned
East Tennessee Consultants, Inc. East Tennessee Consultants II, L.L.C.	Equipment	9534 Morgan County Highway Sunbright, TN 37872	Owned

Schedule 4

B.         COLLATERAL IN POSSESSION OF LESSOR,

BAILEE, CONSIGNEE OR WAREHOUSEMAN

NONE.

Schedule 4

SCHEDULE 5

Vehicles Subject to Certificate of Title

Loan Party	Type of Vehicle	Make and Model	Serial No.	State of Registration and Registration Number	State of Issuance of Certificate of Title
East Tennessee Consultants, Inc.	Pickup Truck	Truck #611	7GCGK24KOSE275969	H/181158	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	1999 Chev 3/4 ton P/U #615	1GCGK24U5XE243222	H/102792	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	1982 GMC P/U #692	1GTEK24L4CF71146	H181154	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	1982 GMC P/U #603	2GTEK34L3C1531590	H181153	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2003 Chevy Silverado-Unit #620	1GCHK24U03E367669	H136128	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2003 Chevy P/U-Unit #621	2GCEK19T731302543	H186733	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2006 Chev Silverado PU #623	1GCHK29U76E13686	1H13144	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2006 Chev Silverado PU #622	1GCHK29U56E151846	1H13143	Tennessee
East Tennessee Consultants, Inc.	Towed Trailer	25' gooseneck trailer #624	1H9FG25206M4139485	T922056	Tennessee

Schedule 5

East Tennessee Consultants, Inc.	Lesabre	2002 Buick #636	1G4HP54K72U294446	590-RNM	Tennessee
East Tennessee Consultants, Inc.	Water Truck	1991 Mack water truck #637	2M2P264Y1MC009621	H902393	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2008 Dodge Ram-150 Vanilla #638	1D7HU18N58S584933	8H19734	Tennessee
East Tennessee Consultants, Inc.	Pickup Truck	2008 Dodge-Ram-150 Grey #639	1D7HU18228J231223	8H19540	Tennessee
East Tennessee Consultants II, LLC	Winch Truck	2000 Ford Winch truck #692	1FDXF80C8SVA18334	H611778	Tennessee
East Tennessee Consultants II, LLC	Rig	1981 Ford W/S Meal Rig #693	1FDNR70U3BVJ37150	WDO229	Tennessee
Miller Energy Resources, Inc.	Truck	1978 Mack Winch Truck	VIN# R686S18662	56165789	Tennessee
Miller Energy Resources, Inc.	SUV	1994 Toyota Land Cruiser	JT3DJ81W0R0078084	52541204	Tennessee
Miller Energy Resources, Inc.	Pickup Truck	1999 Dodge Pickup	1B7HC16X3X5310565	63769212	Tennessee
Miller Energy Resources, Inc.	SUV	2001 Chevrolet Suburban	3GNFK16T41G270655	63838415	Tennessee
Miller Energy Resources, Inc.	Pickup Truck	2002 Chevy Pickup 4X4	1GCHK24U12E144863	63831347	Tennessee

Schedule 5

Miller Energy Resources, Inc.	Pickup Truck	2000 Chevy Silverado Pickup	1GCGK2447Y2321669	74484409	Tennessee
Miller Energy Resources, Inc.	SUV	2003 Honda CR-V Sport Utility	SHSRD78863U124447	96274613	Tennessee
Miller Energy Resources, Inc.	SUV	2008 Cadillac Escalade	1GYFK66868R206381	86285815	Tennessee
Miller Energy Resources, Inc.	Truck	1987 Ford Vacuum Truck	1FDWK70U2HVA64583	75889684	Tennessee
Miller Energy Resources, Inc.	Truck	Ford 550	1FDAF567F6XEC20262	35596275	Georgia [currently replacing certificate of title and transferring to TN]
Miller Energy Resources, Inc.	Sedan	2003 Mercedes SL500	WDBSK75F63F033772	79267126	Tennessee
Miller Energy Resources, Inc.	Truck	1993 Kodak Winch Truck	1GBL7H1M5PJ108728	6297955-01	Tennessee
Miller Energy Resources, Inc.	Bus	Bus Prevost Royal Motorcoach	2PCW33496Y1027084	80861250	Tennessee
Miller Energy Resources, Inc.	Truck	1992 International 4700	1HSSCNKN1NH409551	68911745	Tennessee
Miller Energy Resources, Inc.	Truck	1985 Int'l Truck (Kelso)	1HT2BDUR1FHA42923	87071721	Tennessee
Miller Energy Resources, Inc.	Truck	1995 GMB Topkick Dump Truck	1GDJC34K0SE506258	79267064	Tennessee

Schedule 5

Miller Energy Resources, Inc.	Trailer	1989 Fruehauf 45' Flatbed Trailer	1H5P04527KM073601	79268607	Tennessee
Miller Energy Resources, Inc.	All-Terrain Vehicle	2011 Polaris ATV RZRS4 EPS	4XAXY76A7BB072926	81868047	Tennessee
Miller Energy Resources, Inc.	Truck	1991 International Truck	2HTTUGJT1MC046084	87339739	Tennessee
Miller Energy Resources, Inc.	Self-Propelled Rig	2007 Atlas Copco RD20 III	1CYDGV5887T047843	86323967	Tennessee
Miller Energy Resources, Inc.	Trailer	1988 Font Trailer	13N452C9J1542900	76655659	Tennessee
Miller Energy Resources, Inc.	Truck	1995 Ford Smeal 12R	1FTYS95W5SVA58433	79266692	Tennessee
Cook Inlet Energy LLC	Pickup Truck	1993 Ford F350	2FTJW36H8PLB01629	AK778828 [Transfer from Forcenergy to CIE pending]	Alaska
Cook Inlet Energy LLC	ATV	1999 Honda Fourtrax	478TE2243X4004503	Certificate of Origin: 016871159	Alaska
Cook Inlet Energy LLC	Snowmobile	1999 SkiDoo Scandic	1430-00047	Certificate of Origin: B-0665014	Alaska
Cook Inlet Energy LLC	Crew Cab Flatbed Truck	2000 Ford F550	1FDAW57F31EB36746	AK894764 [Transfer from Forcenergy to CIE pending]	Alaska
Cook Inlet Energy LLC	Extended Cab Pickup	1997 Ford F250	1FTHX26F6VEC56000	AK1240999 [Transfer from Forcenergy to CIE pending]	Alaska
Cook Inlet Energy LLC	ATV	2001 Honda Rubicon	478TE260314029254	Certificate of Origin 020365247	Alaska

Schedule 5

Cook Inlet Energy LLC	16’ Spill Response Boat	Honda Jet Lowe Boat	OMCL0928J001	AK 1067360	Alaska
Cook Inlet Energy LLC (Scout Lake Contractors)	Fuel Truck	1988 Int’l S1954	1HTLDZ5N7JH584462	AK993246	Alaska
Cook Inlet Energy LLC	Vac Truck	1974 Int’l (White)	25947DGA18253	AK 670271	Alaska
Cook Inlet Energy LLC	Vac Truck	2002 Freightliner	1FVHBXAK62HJ35014	AK2677139	Alaska
Cook Inlet Energy LLC	#2 Crew Cab Pickup	2002 Ford F350	1FTSW31F72EB31928	AK1173639	Alaska
Cook Inlet Energy LLC	#3 Crew Cab Pickup	2002 Ford F350	3FTSW31FX2MA14709	AK1173641	Alaska
Cook Inlet Energy LLC	#4 Crew Cab Pickup	2002 Ford F350	1FTSW31F02EB30720	AK1173638	Alaska
Cook Inlet Energy LLC	#5 Crew Cab Pickup	2002 Ford F350	1FTSW31F32EA97115	AK1173640	Alaska
Cook Inlet Energy, LLC	SUV	2011 Kia Sorento	5XYKTCA16BG127874	AK3596245	Alaska
Miller Energy Resources, Inc.	Truck	1986 Mack; Model R60, Body Type DS	1M2N179Y2GA004491	TITLE NO. 798172811	Tennessee
Miller Energy Resources, Inc.	Pickup Truck	2011 Landrover	SALMF1E42BA348454	82800074	Tennessee
Miller Petroleum Inc.	Pickup Truck	2010 Ford F1S	1FTFW1EV3AFB86148	80875305	Tennessee
Miller Energy Resources, Inc.	Crane	1985 Smeal CC	1CYDCG28XFT031802	75889628	Tennessee

Schedule 5

Vehicles Subject to Optional Title with no Certificate of Title Currently Present

Each of the following vehicles is believed to be subject to an Alaska titling statute that permits but does not require titling of certain construction equipment.  No certificate of title is in the possession of any Borrower.  It is not known whether certificates of title have ever been issued for these vehicles.

Loan Party	Type of Vehicle	Make and Model	Serial No.	State of Registration and Registration Number	State of Issuance of Certificate of Title
Cook Inlet Energy LLC	Bucket Loader	Caterpillar 966C	76J2806	N/A	N/A
Cook Inlet Energy LLC	Equipment Trailer	15 Ton	None	N/A	N/A
Cook Inlet Energy LLC	Generator	Caterpillar XQ350	E46-JVN89	N/A	N/A

Vehicles with no Title Currently Present

The certificates of title regarding the following vehicles cannot be located.  It is not known at this time whether they are lost, misplaced, or were never issued.

Loan Party	Type of Vehicle	Make and Model	Serial No.	State of Registration and Registration Number	State of Issuance of Certificate of Title
East Tennessee Consultants, Inc.	Bulldozer	John Deere 450E Dozer #619	TO450EC741418	N/A	N/A - Certificate of title lost or not currently available
East Tennessee Consultants II, LLC	Grader	1957 Motor Grader #696	70D3602	N/A	N/A - Certificate of title lost or not currently available
East Tennessee Consultants II, LLC	Winch Truck	Winch truck #691	Unknown	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	Vulcan Trailers	Unknown	N/A	N/A - Certificate of title lost or not currently available

Schedule 5

Miller Energy Resources, Inc.	Trailer	1979 Axtec 30' Trailer	Unknown	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	35 Ton Oil Field Lowboy Flatbed Trailer	Unknown	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Truck	1986 Mack R686ST	Unknown	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	Freehauf Lowboy Trailer	FW114584	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	1981 Dickerson Oilfield Float	1D950TLD8BS002122	N/A	N/A - Certificate of title lost or not currently available
Cook Inlet Energy LLC	Spill Trailer with Spill Equipment in it	Spill Response Van	53126	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	Flatbed Trailer T-79	120151L	N/A	N/A - Certificate of title lost or not currently available
Cook Inlet Energy LLC	Vac Truck	Int’l 4070B	103322228	N/A	N/A - Certificate of title lost or not currently available
Cook Inlet Energy LLC	Mack Truck	End Dump	DML821SX001023	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Trailer	2011 Shorelander ATV Trailer	1MDFHAM10BA461727	N/A	N/A - Certificate of title lost or not currently available
Miller Energy Resources, Inc.	Pickup Truck	2010 Ford F150	1FTFW1EV3AB86148	N/A	N/A - Certificate of title lost or not currently available

Schedule 5

Aircraft

Loan Party	Type of Aircraft	Manufacturer Make and Model	Serial No.	N Number	Make and Model of Engines	Serial No. of Engines
Miller Energy Resources, Inc.	Jet	Hawker Siddeley BH 125-400A	NA-756	N624PD	Honeywell TFE731-3C (two)	80254, 80250

Schedule 5

SCHEDULE 6

MATERIAL INTELLECTUAL PROPERTY

PATENTS AND PATENT LICENSES

NONE

TRADEMARKS AND TRADEMARK LICENSES

NONE

COPYRIGHTS

NONE

Schedule 6

SCHEDULE 7

SECURITIES ACCOUNTS, COMMODITY ACCOUNTS AND DEPOSIT ACCOUNTS

SECURITIES ACCOUNTS

NONE

DEPOSIT ACCOUNTS

[omitted]

COMMODITY ACCOUNTS

NONE.

Schedule 7

SCHEDULE 8

COMMERCIAL TORT CLAIMS

NONE.

Schedule 8

SCHEDULE 9

LETTERS OF CREDIT

NONE

Schedule 9

SCHEDULE 10

DRILLING RIGS

Loan Party	Type of Rig	Manufacturer Make and Model	Engine Capacity
Miller Energy Resources, Inc.	Drilling rig (up to 6000 ft)	Atlas Copco RD20 rig (Rig #34 – currently located in Alaska)	760 Horsepower
Miller Energy Resources, Inc.	Drilling rig (up to 5500 ft)	INGERSOL Rand Model RD20 long tower derrick	700 Horsepower
Miller Energy Resources, Inc.	Service rig (up to 6000 ft)	1974 Int’l Witchtek rig	175 Horsepower

Workover rigs are not included on this schedule.

Schedule 10

ANNEX I

FORM OF JOINDER TO GUARANTEE AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [______] is executed by the undersigned for the benefit of Guggenheim Corporate Funding, LLC, as the Administrative Agent (the “Administrative Agent”) in connection with that certain Guarantee and Collateral Agreement dated as of June 13, 2011 among the Grantors party thereto and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).  Capitalized terms not otherwise defined herein are being used herein as defined in the Guarantee and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.15 of the Guarantee and Collateral Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.        Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guarantee and Collateral Agreement and agrees that such Person is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guarantee and Collateral Agreement, as if it had been an original signatory to the Guarantee and Collateral Agreement.  In furtherance of the foregoing, such Person hereby (i) assigns, pledges and grants to the Administrative Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations and (ii) guarantees the prompt and complete payment and performance by Borrower and the other Grantors when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

2.        Schedules 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 of the Guarantee and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 respectively, hereof.  Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guarantee and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3.        In furtherance of its obligations under Section 5.2 of the Guarantee and Collateral Agreement, each such Person agrees to execute and deliver to the Administrative Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Administrative Agent as secured party, and describing its Collateral and such other documentation as the Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guarantee and Collateral Agreement, as modified hereby.

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4.        Each such Person’s address and fax number for notices under the Guarantee and Collateral Agreement shall be the address and fax number of the Borrower as set forth in Section 16.1 of the Loan Agreement.

5.        This Agreement shall be deemed to be part of, and a modification to, the Guarantee and Collateral Agreement and shall be governed by all the terms and provisions of the Guarantee and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity.  Each such person or entity hereby waives notice of the Administrative Agent's acceptance of this Agreement.  Each such person or entity will deliver an executed original of this Agreement to the Administrative Agent.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[_____________________________],

By: ___________________________

Name: _________________________

Title: __________________________

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